HUALE ACOUSTICS LIMITED
(THE "COMPANY")

WRITTEN SPECIAL RESOLUTIONS OF THE SOLE MEMBER OF THE COMPANY DATED APRIL 2, 2019

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1. MERGER WITH HUALE ACOUSTICS CORPORATION

1.1 **IT IS NOTED** that:

(a) the sole director of the Company has proposed that the Company merge (the Merger) with Huale Acoustics Corporation, a company incorporated under the laws of the State of Nevada, United States of America (the "Merging Company");

(b) the sole director of the Company has proposed that, following the Merger, the Merging Company will cease to exist and the Company will be the sole surviving company;

(c) as part of the Merger, the sole director of the Company has proposed that the following documents be entered into by the Company:

(i) an agreement and plan of merger between the Company and the Merging company (the "Merger Agreement"), in the form attached hereto as Annex A; and

(ii) a plan of merger between the Company and the Merging Company (the "Plan of Merger"), in the form attached to the Merger Agreement as Annex A; and

(d) the sole director of the Company has submitted the aforementioned proposals to the sole member of the Company for approval and has recommended that said proposal be approved.

1.2 **IT IS RESOLVED** that:

(a) the proposals noted above be, and they are hereby, found to be consistent with and in furtherance of the long-term business strategy of the Company and are fair to and in the best interests of the Company;

(b) the Merger be, and it hereby is, approved;

(c) the Merger Agreement and the Plan of Merger be, and they hereby are, approved substantially in the form attached hereto as Annex A;

(d) the sole director of the Company be, and he hereby is, authorized to execute, on behalf of the Company, the Merger Agreement and the Plan of Merger;

(e) the registered office provider of the Company be, and it hereby is, authorized to file an extract of this resolution, together with the Plan of Merger and any other documents required to be filed with the Registrar of Companies in the Cayman Islands;

(f) the sole director of the Company be, and he hereby is, authorized on behalf of the Company to sign and/or despatch all other documents, notices and communications to be signed or despatched by the Company in connection with the Merger.

2. GENERAL AUTHORISATION

2.1 **IT IS RESOLVED** that, in connection with or to carry out the actions contemplated by the foregoing resolutions, the sole director, officer or (if applicable) any attorney or duly authorised signatory of the Company (any such person being an "**Attorney**" or "**Authorised Signatory**" respectively) be, and such other persons as are authorised by any of them be, and each hereby is, authorised, in the name and on behalf of the Company, to do such further acts and things as the sole director or officer or such duly authorised other person shall deem necessary or appropriate, including to do and perform (or cause to be done and performed), in the name and on behalf of the Company, all such acts and to sign, make, execute, deliver, issue or file (or cause to be signed, made, executed, delivered, issued or filed) with any person including any governmental authority or agency, all such agreements, documents, instruments, certificates, consents or waivers and all amendments to any such agreements, documents, instruments, certificates, consents or waivers and to pay, or cause to be paid, all such payments, as any of them may deem necessary or advisable in order to carry out the intent of the foregoing resolutions, the authority for the doing of any such acts and things and the signing, making, execution, delivery, issue and filing of such of the foregoing to be conclusively evidenced thereby.

3. RATIFICATION OF PRIOR ACTIONS

3.1 **IT IS RESOLVED** that any and all actions of the Company, or of the sole director or officer or any Attorney or Authorised Signatory, taken in connection with the actions contemplated by the foregoing resolutions prior to the execution hereof be and are hereby ratified, confirmed, approved and adopted in all respects as fully as if such action(s) had been presented for approval and approved by, the sole director prior to such action being taken.

HUALE ACOUSTICS CORPORATION,
sole Member

By: ______________________________
HUANG Zhicheng, President

ANNEX A

FORM OF
AGREEMENT AND PLAN OF MERGER